EXHIBIT 99.1

Viggle Schedules Conference Call to Discuss First Quarter Fiscal 2015 Results

NEW YORK – October 30, 2014 – Viggle Inc. (NASDAQ: VGGL), the entertainment marketing and rewards platform, announced today that the Company has scheduled a conference call on Wednesday, November 12, 2014 at 9:00 A.M. Eastern Time (ET) to review results for the first fiscal quarter ended September 30, 2014.

Conference call information:
Date: Wednesday, November 12, 2014
Time: 9:00 A.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 1-877-407-3102
Dial in Number for International Callers (Outside of the U.S. & Canada): 1-201-493-6790

Participating on the call will be Viggle President and Chief Operating Officer Greg Consiglio and Chief Financial Officer John C. Small, who will discuss operational and financial highlights for the first fiscal quarter of 2015 and other significant topics.

To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Viggle’s website at: http://viggleinc.equisolvewebcast.com/q1-2015.

A replay will be available for 14 days starting on November 12, 2014, beginning one hour after the end of the conference call, and will run through midnight on November 26, 2014. To access the replay, please dial 1-877-660-6853 in the U.S. and 1-201-612-7415 for international callers. The conference ID# is 13594822.

About Viggle
About Viggle Inc. Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. Viggle Platform had total reach of 22.5 million in July 2014, including over 7 million Viggle registered users. Since its launch, Viggle members have redeemed nearly $19 million in rewards for watching their favorite TV programs and listening to music. Members can also use Viggle Store, a rewards destination where they can redeem their Viggle Points for music downloads. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online; NextGuide, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies; and Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives.

Safe Harbor Statement
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of the date of this release. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

For further investor and media information contact:

Robert Haag
Managing Partner
IRTH Communications
VGGL@irthcommunications.com
1-866-976-4784

Investor Relations Contact for Viggle:
John C. Small
CFO, Viggle Inc.
john@viggle.com
1-646-738-3220